UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2005

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

UCDP FINANCE, INC.

(Exact name of Registrant as specified in its charter)

Florida Florida	333-108661	59-3128514 42-1581381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL	32819-7610
(Address of principal executive offices)	(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

A. Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. This should be read in conjunction with our July 3, 2005 Report on Form 10-Q filed on August 15, 2005.

B. Supplemental Information

On August 16, 2005, the Registrant held a telephonic conference call. During the call, the following information was discussed by Michael J. Short, Principal Financial Officer, Universal City Development Partners, Ltd.

OVERALL

Welcome to our second quarter earnings conference call. Before I discuss our results, I want to explain the impact of seasonality on our second quarter results. Last year, Easter was April 11. This year, Easter was March 27. This moved a high volume season period from April in 2004 to March in 2005 and makes it difficult for second quarter comparisons. Since June year-to-date results include Spring Break in each period, I will focus most of my comments on these periods.

ATTENDANCE

In previous calls, I mentioned that 2005 attendance would face very difficult comparisons to 2004. First, we posted all-time attendance records in 2004. Second, our Revenge of the MummySM attraction opened in May 2004 and quickly became our highest rated attraction at Universal Studios Florida. Third, Disney launched their 50th anniversary this year supported by significant increases in advertising. They also added new ride product offerings and more aggressively priced vacation packages. Fourth, gas prices have increased thus impacting travel to Orlando from the drive market. Finally, this was our second rainiest June on record in the Orlando area, which dampened our local attendance.

In view of all this, we expected a challenging market place in 2005. Our June year-to-date paid attendance was down 5% versus last year’s record pace with particular softness in the outer-US and Florida markets. International visitation was very strong during this period – up 10%. The number of days admissions per visitor increased from 1.60 in 2004 to 1.62 in 2005.

FINANCIAL RESULTS

I am now turning to our financial results. Despite volume softness, financial performance showed good year-to-year growth. Revenue grew almost $20 million, or 5%. This was primarily driven by a 9% increase in spending per guest from many of our key areas such as admission spending per guest, which increased 10%, and food and merchandise spending per guest, which showed growth in the mid-single digits. We also showed significant revenue growth in Universal Parks & Resorts Vacations (“UPRV”), our travel company, which increased sales by approximately 23%.

Total costs and operating expenses grew by only 1%. These costs primarily include more than $4 million in higher ride maintenance, park operations and entertainment largely due to adding two attractions - the Revenge of the MummySM (May 2004) and Fear Factor Live (May 2005) and another $4 million in increased UPRV costs (consistent with higher UPRV revenues). This was offset by almost $6 million in lower bonus plan costs. This allowed us to generate additional operating income of almost $15 million, representing growth of 31% versus 2004. This reflects a strong margin improvement – our operating income as a percentage of revenue increased to 14% in 2005 versus 11% in 2004.

Other expenses consist primarily of interest. At UCDP, interest decreased by more than $4 million compared to prior year. This was primarily from lower interest rates obtained during our December 2004 refinancing and lower principal compared to 2004. At the Holding Company level, interest was up about $13 million. This was due to the incremental interest on the Holding Company bonds.

CAPITAL AND LIQUIDITY

As we look at our June year-to-date operating cash flow, UCDP generated $66 million in cash. This included payments of more than $37 million in management fees ($17million of current fees and $20 million of deferred fees). Our intention is to pay another $26 million in management fees during the third quarter. This would include $16 million in deferred fees, which at the Holding Company level would retire the remaining deferred balance. Cash generated at the Holding Company level was $50 million, which also takes into account the incremental interest on the Holding Company bonds.

Cash used from investing activities was $13 million. This consisted primarily of capital expenditures for our new Fear Factor attraction and a second Shrek theater, which allows more guests to experience this popular attraction.

At the end of the quarter, we continued to maintain strong liquidity. At UCDP, the cash balance was almost $38 million and total liquidity was $138 million. At the combined Holdings Company level, we had incremental cash of more than $29 million.

OUTLOOK

We continue to see challenging macro economic and competitive factors at work through the summer and for the balance of the year. We will continue to manage the cost side of our business to maximize profits. Our marketing efforts will continue to be in line with 2004. We are looking at some compelling initiatives to roll-out for the balance of 2005.

C. Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future conditional verbs, such as “will,” “should,” “could,” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks; the loss of material intellectual property rights used in our business; and the seasonality of our business. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

Date: August 16, 2005	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Principal Financial Officer

UCDP FINANCE, INC.

Date: August 16, 2005	By:	/s/ Michael J. Short
	Name:	Michael J. Short
	Title:	Treasurer (Principal Financial Officer)